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                                                                    EXHIBIT 99.1


        SABRE AND YAHOO! ANNOUNCE MULTI-YEAR STRATEGIC ALLIANCE TO LEVERAGE
           POWER OF THEIR EXTENSIVE TRAVEL INDUSTRY AND CONSUMER NETWORKS


        TRAVELOCITY TO REMAIN EXCLUSIVE AIR, CAR AND HOTEL BOOKING ENGINE ON
                                  YAHOO! TRAVEL

    SOUTHLAKE, TX AND SUNNYVALE, CA - JUNE 4, 2002 -- Sabre Holdings Corporation (NYSE: TSG), the leading provider of technology, distribution and marketing services for the travel industry, and Yahoo! Inc. (Nasdaq: YHOO - news), a leading global Internet company, today announced that Yahoo!, Sabre, and its wholly owned subsidiary, Travelocity, have entered into a long term strategic alliance.

    The new agreement elevates the scope of Travelocity's current successful relationship with Yahoo! to a major alliance by including an extensive marketing services program, and by making services from Yahoo!'s Enterprise Solutions division available to Sabre. The companies also plan to jointly develop travel solutions for the millions of individuals, travel agents and travel suppliers that rely on the firms' extensive networks.

    "This agreement represents a significant commitment of two industry leaders working together to provide increased value to consumers and the travel industry," said Terry Semel, chairman and chief executive officer, Yahoo!. "Yahoo! is focused on providing the best possible solutions for our clients and partners, and this demonstrates how companies can utilize Yahoo!'s powerful network in order to build and grow their leadership."

    "By building on the strong Travelocity relationship with Yahoo!, Sabre can more broadly market travel and continue delivering value to suppliers and travelers across multiple distribution channels," said William J. Hannigan, chairman and chief executive officer, Sabre Holdings Corporation.

    According to PhoCusWright, online travel sales are predicted to reach $34 billion by 2003, representing 14 percent of the total travel market.

    To take advantage of this opportunity, the alliance between Yahoo!, Sabre and Travelocity encompasses the following areas:

YAHOO! TRAVEL AND TRAVELOCITY: Travelocity, the most popular travel site on the Web, will continue to be the exclusive air, car, and hotel booking engine on Yahoo! Travel (HTTP://TRAVEL.YAHOO.COM), an historically successful relationship that combines the strengths of two Internet consumer powerhouses. Together, Yahoo! and Travelocity intend to integrate Sabre's technology and content into Yahoo! Travel to further enhance the consumer experience.

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In an initial step to improve functionality and design, Yahoo! Travel has unveiled a redesigned front page that includes a new color scheme, header navigation, merchandising placement, and a more intuitive user interface.

    In addition to this arrangement, Yahoo! and Travelocity will share transaction revenue for sales generated through Travelocity's air, car and hotel booking engine on Yahoo! Travel.

    "Since 1997, Travelocity has provided Yahoo! Travel customers with industry-leading products and features designed to make their travel planning easy and convenient," said Sam Gilliland, president and chief executive officer of Travelocity. "By deepening our already strong relationship, we remain focused on reaping the benefits of the online segment of the travel market which is expected to grow rapidly."

MARKETING SERVICES: Travelocity plans to work with Yahoo! to develop a comprehensive marketing services program that will feature contextual integration throughout the Yahoo! network via, among other things, traditional online advertising, keyword search, and direct marketing programs.

ENTERPRISE SOLUTIONS: Sabre plans to work with Yahoo!'s Enterprise Solutions division, in order to develop broadcast and business communications solutions to support Sabre's network of 7,000 worldwide employees and 250,000 individual travel agents, and to jointly develop new travel solutions that are expected to be announced at a later date.

    "Upon conducting an extensive review of some of the leading travel companies, we determined that Sabre and Travelocity's industry-leading products and services was the best fit for Yahoo! strategically and financially," said Rob Solomon, senior vice president of Yahoo!'s Commerce division. "We are excited about the possibilities of combining the established travel industry expertise of Sabre with Yahoo!'s leading global network of 237 million consumers."

ABOUT SABRE HOLDINGS CORPORATION
Sabre is the leading provider of technology, distribution and marketing services for the travel industry. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 7,000 employees in 45 countries. Sabre reported 2001 revenues of $2.1 billion. Sabre owns Travelocity.com, the most popular travel site on the Web, and GetThere, the world's leading provider of Web-based travel reservation systems for corporations and travel suppliers. Sabre is an S&P 500 company, traded on the New York Stock Exchange (NYSE:TSG). More information about Sabre is available at WWW.SABRE.COM.

ABOUT TRAVELOCITY
    Travelocity.com, a database-driven travel marketing and transaction company, provides Internet and wireless reservations information for more than 700 airlines, more than 55,000 hotels and more than 50 car rental companies. In addition, Travelocity.com offers more than 6,500 vacation packages, tour and cruise departures and a vast database of destination and interest information. Travelocity.com employs more than 1,000 customer service professionals, has sold more than 20 million airline tickets and has registered more than 34 million members. Additional information about Travelocity.com can be found on the Web at WWW.TRAVELOCITY.COM.

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ABOUT YAHOO!
    Yahoo! Inc. is a leading provider of comprehensive online products and services to consumers and businesses worldwide. Yahoo! reaches more than 237 million individuals worldwide each month, and is the No. 1 Internet brand globally. Headquartered in Sunnyvale, Calif., Yahoo!'s global network includes 25 World properties and is available in 13 languages.

                                    # # #

Sabre, Travelocity, Travelocity.com and the Sabre and Travelocity logos are trademarks and/or registered trademarks of affiliates of Sabre Holdings Corporation. Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Statements in this release which are not purely historical facts, including statements about the expected performance of the relationship between the parties being announced in this release, the expected performance of new initiatives, products and/or services discussed in this release, the development and adoption of new technology and products, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre and Yahoo! on the date this release was issued. Sabre and Yahoo! undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements in this release, including risks or uncertainties related to: the success of the relationship between the parties being announced in this release, competition from established and emerging travel distribution channels; travel agency consolidation and increased competition for travel agency subscribers; rapid technological changes; systems failures or constraints and business interruptions, the slower spending environment for advertising sales; the demand by customers for the products and services discussed in this release; the dependence on third parties for technology, content and distribution and general economic conditions (including the effects of events related to the terrorist attacks on the United States of September 11, 2001). Sabre and Yahoo! may not succeed in addressing these and other risks. Further information regarding factors that could affect Sabre's financial and other results (including the items discussed in this release) can be found in the risk factors section of Sabre's most recent filing on Form 10-K with the Securities and Exchange Commission. Further information regarding additional risks and factors that could affect Yahoo!'s business, financial and other results (including the items discussed in this release) can be found in Yahoo!'s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, including (without limitation) under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at WWW.SEC.GOV.

Contacts:
Yahoo! Inc.                                       Sabre Holdings Corporation
Joanna Stevens, 408/349-7855                      Michael Berman,
joanna@yahoo-inc.com                              MICHAEL.BERMAN@SABRE.COM

Fleishman Hillard (for Yahoo)                     Vollmer PR (for Travelocity)
Michelle Andersen, 415/356-1032                   Judy Haveson, 212/554-7425
andersem@fleishman.com                            JUDY@VOLLMERPR.COM